AGREEMENT to Tender 1,000,000
                  Class B Common Stock Purchase Warrants
                                    and
                         500,000 Class A Warrants
                                    in
                     Brown Disc Products Company, Inc.
                              In exchange for
               250,000 shares of Common Stock, no par value


TO:   Brown Disc Products Company, Inc.                    17th March, 1997
3029 South Harbor Blvd.
Santa Ana, CA 92704

Dear Sirs:

I, Daryl Silversparre a resident of Southern California with a mailing address, 3649 El Caminito, La Cresentia CA 91214 Being the holder of 1,000,000 Class B common stock purchase warrants and 500,000 Class A common stock purchase warrants issued by BROWN DISC PRODUCTS COMPANY, INC. a Colorado corporation (THE "COMPANY"), evidenced by Warrant Certificate numbers B-01 and A-01 respectfully (THE "WARRANTS") hereby tenders and offers all such Warrants to the Company in full payment and consideration for the issuance of TWO HUNDRED and FIFTY THOUSAND (250,000) shares of the Company's common stock, no par value.

The parties understand that the exercise price for the 1,000,000 Class B warrants is $0.10 per share, and that the closing price for the Company's common stock in the over-the-counter market on the date of this Agreement
17th March 1997, was $0.50. Based upon such closing price, the difference between the market value at $0.50 Per share of 1,000,000 shares less the warrant exercise price of $0.10 warrants to be exercised, would be $400,000. In comparison, the market value at $0.50 Per share of 250,000 of the company's common stock would be $100,000.

The parties also understand that the exercise price for the Class A warrants is $0.25, and that the closing price for the common stock in the over-the-counter market on the date of this Agreement 17th March, 1997, was $0.50 Per share. Based upon the closing price, the difference between the market value at $0.50 Per share of 500,000 shares less the warrant exercise price of $0.25 warrants to be exercised, would be $125,000. In comparison, the market value at $0.50 Per share of 50,000 of the company's common stock would be $25,000.



Offer to Tender Warrants in Exchange for Common Stock             Page 1 of 2

Daryl Silversparre has agreed to discount the value of the underlying shares as a result of the size of the block and restrictions as to resale under applicable securities laws. Should the fair value of the Warrants surrendered exceed the fair value of 250,000 shares of Common Stock issued in exchange therefor upon acceptance the Company of this Agreement, Daryl Silversparre agrees that any such excess shall be deemed a contribution to the capital of the Company. Upon acceptance of this Agreement, you are directed and instructed to issue, register and deliver the 250,000 shares of Common Stock as follows:

                            Daryl Silversparre
                      3549 El Caminito, Las Crescenta
                                California
                                   91214
                             TEL 818-249-1884

This offer shall be deemed to have been made and executed, and all performance shall be deemed to take place, upon its acceptance within the State of Colorado.

The offer contained in this Agreement will expire unless accepted in accordance with its terms by the Company on or before the close of business Friday March 21st, 1997. Upon acceptance, a copy of this Agreement and the original certificate with the number (D-02) evidencing the Warrants shall be promptly transmitted to the Company's counsel for preparation of appropriate instructions for issuance of the shares and for cancellation of the Warrants.


                                     Very truly yours,
                                     Daryl Silversparre


                               By:   /s/ Daryl Silversparre
                                     ------------------------
                                     Daryl Silversparre

SIGNED AND APPROVED

MARCH 19, 1997
---------
Brown Disc Products Company, Inc.


By:  /s/  David J. Lopes
     -----------------------------
     David Lopes, President
     Colorado Springs, Colorado




Offer to Tender Warrants in Exchange for Common Stock             Page 2 of 2